Exhibit 10.47

PLANAR SYSTEMS, INC.

2007 NEW HIRE INCENTIVE PLAN

PLANAR SYSTEMS, INC. 2007 NEW HIRE INCENTIVE PLAN	i

PLANAR SYSTEMS, INC. 2007 NEW HIRE INCENTIVE PLAN	ii

PLANAR SYSTEMS, INC.

2007 NEW HIRE INCENTIVE PLAN

1. PURPOSE

This Planar Systems, Inc. 2007 New Hire Incentive Plan is intended to provide incentives to prospective Employees of Planar Systems, Inc. (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company and to encourage prospective Employees to become engaged in the service of the Company or its Affiliates.

2. DEFINITIONS

a. “Administrator” means the Committee or, in the absence of the Committee, the Outside Directors of the Board. The Administrator will act only through the affirmative decision(s) of a majority of its members.

b. “Affiliate” means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

c. “Award” means any award of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units under the Plan.

d. “Award Agreement” means the agreement between the Employer and the recipient of an Award which contains the terms and conditions pertaining to the Award. An Award Agreement may be in an electronic medium, and need not be signed by a representative of the Employer or the Participant. Award Agreements may be delivered by email or other electronic means (including posting on a website maintained by the Employer or its delegate), along with the Plan and any other documents related to the Plan or an Award such as prospectuses, proxy statements or annual reports.

e. “Beneficiary” means a person designated as such by a Participant for purposes of the Plan or determined with reference to Section 14.

f. “Board” means the Board of Directors of the Company.

g. “Code” means the Internal Revenue Code of 1986, as amended.

h. “Committee” means the Compensation Committee of the Board, so long as it is composed entirely of Outside Directors.

i. “Common Stock” means the common stock of the Company.

j. “Company” means Planar Systems, Inc., an Oregon corporation.

k. “Consultant” means an individual providing services to the Company or an Affiliate other than as an Employee or Director.

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l. “Director” means a member of the Board of Directors of the Company.

m. “Disability” or “Disabled” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as determined by the Administrator in its sole discretion.

n. “Employee” means an individual employed by the Employer as a common-law employee subject to Code section 3401 and the regulations thereunder.

o. “Employer” means the Company or an Affiliate, that is the employer of a Participant.

p. “Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.

q. “Fair Market Value” of a Share as of a specified date means the value of a Share determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Stock Market, Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion; or

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined by the Administrator using a reasonable application of any reasonable method.

r. “Option” means an option not described in Code section 422 or 423 that is granted pursuant to Section 7.

s. “Outside Director” means a Director who is not an Employee that has no material relationship with the Company or an Affiliate.

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t. “Parent” means a Parent corporation as defined in Code section 424(e).

u. “Participant” means a prospective Employee who has received an Award.

v. “Plan” means this Planar Systems, Inc. 2007 New Hire Incentive Plan.

w. “Purchase Price” means the Exercise Price times the number of Shares with respect to which an Option is exercised, or in the case of Restricted Stock to be issued in partial consideration of a payment, the price paid per Share times the number of Shares being purchased.

x. “Restricted Stock” means Shares granted pursuant to Section 9.

y. “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 10 in which the Participant may receive a specified number of Shares or equivalent value over a specified period of time or upon satisfaction of specified performance conditions.

z. “Retirement” means the Participant’s voluntary termination of service with the Employer at (i) age 65 or older or (ii) age 55 or older at a time when age plus such years of service with the Employer equals or exceeds 65.

aa. “Share” means one share of Common Stock, adjusted in accordance with Section 12 (if applicable).

bb. “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

cc. “Stock Appreciation Right” means a right to receive an amount equal to the appreciation of a specified number of Shares between two dates.

dd. “Subsidiary” means a Subsidiary corporation as defined in Code section 424(f).

3. EFFECTIVE DATE

This Plan was adopted by the Board on September 14, 2007, and shall be effective as of that date.

4. ADMINISTRATION

a. Plan Administration

The Plan will be administered by the Board’s Compensation Committee.

b. Powers of the Administrator

(i) The Administrator will from time to time at its discretion make determinations with respect to prospective Employees who will be granted Awards, when and how to make Awards, the types or combinations of Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards and any other conditions of Awards to prospective Employees, which need not be identical.

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(ii) The determinations, interpretation and construction by the Administrator of any provisions of the Plan or of any Award will be final. No member of the Administrator will be liable for any action or determination made in good faith with respect to the Plan or any Award. The Administrator has complete discretion to construe and interpret the Plan and any Award and to establish, amend and revoke rules and regulations for its administration. The Administrator may correct any defect, omission or inconsistency in an Award in any manner it deems necessary or expedient.

(iii) The Administrator may exercise such powers as it deems necessary to promote the interests of the Company that do not conflict with the Plan.

(iv) The Administrator may authorize any officer or Employee to execute on behalf of the Company any Award Agreement or other instrument required to affect an Award previously granted by the Administrator.

(v) The Administrator may settle Awards in stock, cash or in any combination.

c. Leaves of Absence

Unless the Administrator provides otherwise in writing, vesting of any Award will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of any leave of absence approved by the Employer or required by law.

5. ELIGIBILITY

Subject to the terms and conditions set forth below, the Administrator has sole and complete authority to determine the prospective Employees to whom the Awards may be granted. A specific type of Award may be made alone, in addition to, or in conjunction with any other type of Award. The Administrator may make Awards only as inducements to a person not previously employed by the Employer now being hired by the Employer (including Employees hired in connection with a merger or acquisition) or rehired following a bona fide period of interruption of employment. A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan.

6. STOCK

The stock subject to Awards granted under the Plan will be shares of the Company’s authorized but unissued Common Stock. The aggregate number of Shares subject to Awards granted under this Plan will not exceed 400,000 Shares (the “Share Reserve”). Each Share subject to an Award will reduce the Share Reserve by one share. If any outstanding Award expires, is terminated or forfeited for any reason, then the Shares represented by the terminated, unexercised or forfeited portion of such Award may again be subject to Awards under the Plan.

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7. STOCK OPTIONS

Options granted to Participants pursuant to the Plan will be evidenced by written Option Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

a. Number of Shares

Each Option Award Agreement will state the number of Shares to which such Option pertains, which will be subject to adjustment in accordance with Section 12.

b. Exercise Price

Each Option Award Agreement will state the Exercise Price of such Option, determined by the Administrator, which will not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 12.

c. Medium and Time of Payment

The Purchase Price payable upon the exercise of an Option is payable in full in United States dollars; provided that (subject to such conditions and procedures as the Administrator may establish) the Purchase Price may be paid by: (i) the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise at least equal to the Purchase Price; (ii) authorizing a third party to sell all or a portion of the Shares acquired upon exercise of an Option and remitting to the Company a sufficient portion of the sale proceeds to pay the Purchase Price; (iii) authorizing the Company to withhold Shares issued upon exercise of an Option that have a Fair Market Value on the date of exercise at least equal to the Purchase Price; or (iv) such other acceptable form of payment as approved by the Administrator, so long as the total of the cash and the Fair Market Value of the Shares or other form of payment surrendered equals the Purchase Price. No Shares will be issued until full payment has been made.

d. Term and Exercise of Options

Each Option Award Agreement will state the date after which such Option will cease to be exercisable. An Option will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by their legally appointed guardian, unless otherwise provided in the Option Award Agreement.

e. Termination of Service

In the event that a Participant’s service as an Employee, Consultant or Director terminates for any reason, unless provided for otherwise in an Option Award Agreement, such Participant (or in the case of death, such Participant’s designated Beneficiary) will have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise such Option either:

(i) within three months after such termination of service; or

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(ii) in the case of Retirement or death within one year after the date thereof; or

(iii) in the case of Disability, within one year from the date the Participant’s service with the Company or an Affiliate is terminated due to the Disability, or

(iv) on such other terms established by the Administrator in the Award Agreement or otherwise prior to termination of service,

but only to the extent that, at the date of termination, the Option had vested pursuant to the terms of the Option Award Agreement with respect to which such Option was granted and had not previously been exercised.

For purposes of this Section, the service relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code section 409A). If a Participant’s classification as an Employee, Consultant or Director changes into a different such classification without any break in service, such Participant’s service relationship will be treated as continuing without interruption for purposes of vesting in and exercising Options held by such Participant.

f. Rights as a Shareholder

A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate or book entry notation for such Shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued or book entry made, except as provided in Section 12.

g. Modification, Extension and Renewal of Options

Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew outstanding Options granted to Participants under the Plan. Notwithstanding the foregoing, however, no modification of an Option will, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan or cause any Option to fail to be exempt from the requirements of Code section 409A.

h. Other Terms and Conditions

An Option Award Agreement may condition the grant of Shares, or the removal of any restriction, upon the attainment of specified performance objectives established by the Administrator pursuant to Section 11 or such other factors, such as continued service with the Employer or the terms and conditions of vesting or forfeiture of the Award, as determined by the Administrator that are consistent with the Plan.

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8. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights granted to Participants pursuant to the Plan will be evidenced by written Stock Appreciation Right Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

a. Number of Shares

Each Stock Appreciation Right Award Agreement will state the number of Shares or Share Equivalents to which such Stock Appreciation Right pertains, which will be subject to adjustment in accordance with Section 12.

b. Calculation of Appreciation; Exercise Price

The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) the Exercise Price for each Share determined by the Administrator on the date of grant of the Stock Appreciation Right, which will not be less than 100% of the Fair Market Value of a Share on the date of grant except as provided in Section 12.

c. Term and Exercise of Stock Appreciation Rights

Each Stock Appreciation Right Award Agreement will state when such Stock Appreciation right is exercisable. A Stock Appreciation Right will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by their legally appointed guardian, unless otherwise provided in the Stock Appreciation right Award Agreement.

d. Distribution

The appreciation distribution in respect of a Stock Appreciation Right may be paid in Shares, in cash or any combination, or in any other form of consideration as determined by the Administrator.

e. Termination of Service

In the event that a Participant’s service as an Employee, Consultant or Director terminates, for any reason, unless provided for otherwise in a Stock Appreciation Right Award Agreement, such Participant (or in the case of death, such Participant’s designated Beneficiary) will have the right (subject to the limitation that no Stock Appreciation Right may be exercised after its stated expiration date) to exercise such Stock Appreciation Right either:

(i) within three months after such termination of service; or

(ii) in the case of Retirement or death within one year after the date thereof; or

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(iii) in the case of Disability, within one year from the date the Participant’s service with the Company or an Affiliate is terminated due to the Disability, or

(iv) on such other terms established by the Administrator in the Award Agreement or otherwise prior to termination of service,

but only to the extent that, at the date of termination, the Stock Appreciation Right had vested pursuant to the terms of the Stock Appreciation Right Award Agreement with respect to which such Stock Appreciation Right was granted and had not previously been exercised.

For purposes of this Section, the service relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code section 409A). If a Participant’s classification as an Employee, Consultant or Director changes into a different such classification without any break in service, such Participant’s service relationship will be treated as continuing without interruption for purposes of vesting in and exercising Stock Appreciation Rights held by such Participant.

f. Rights as a Shareholder

A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 12, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

g. Other Terms and Conditions

A Stock Appreciation Right Award Agreement may condition the distribution, or the removal of any restriction, upon the attainment of specified performance objectives established by the Administrator pursuant to Section 11 or such other factors, such as continued service with the Employer or the terms and conditions of vesting or forfeiture of the Award, as determined by the Administrator that are consistent with the Plan.

9. RESTRICTED STOCK

Restricted Stock granted to Participants pursuant to the Plan will be subject to written Restricted Stock Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

a. Number of Shares; Grants

Each Participant receiving a grant of Restricted Stock will be issued a stock certificate which may be in electronic form in respect of such Shares of Restricted Stock. Such certificate will be registered in the name of such Participant, and will bear an appropriate legend referring to the applicable terms, conditions, and restrictions. The Administrator will require that stock certificates evidencing such Shares be held by the Company until the restrictions lapse and that, as a condition of any grant of Restricted Stock, the Participant will deliver to the Company a stock power relating to such Shares.

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b. Restrictions and Conditions

The Shares of Restricted Stock granted pursuant to this Section 9 will be subject to the following restrictions and conditions:

(i) During a period set by the Administrator commencing with the date of such grant (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock granted under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on continued service, performance, or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash or stock dividends on or after the grant date. The Administrator, in its sole discretion, as determined at the time of grant, may provide that the payment of cash dividends will be deferred and not paid until the underlying Shares are vested. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(iii) A Restricted Stock Award Agreement may condition the grant of Shares, or the removal of any restriction, upon the attainment of specified performance objectives established by the Administrator pursuant to Section 11 or such other factors, such as continued service with the Employer or the terms and conditions of vesting or forfeiture of the Shares, as determined by the Administrator that are consistent with the Plan.

(iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares will be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock will be canceled.

(v) If required by the General Corporation Laws of the Company’s state of incorporation, a Participant will pay at least par value for their Restricted Stock Awards in cash or, at the discretion of the Administrator, past services rendered. If the Participant subsequently forfeits the Restricted Stock for any reason, Employer will refund any cash payments to the Participant without interest.

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10. RESTRICTED STOCK UNITS

Restricted Stock Units granted to Participants pursuant to the Plan will be evidenced by written Restricted Stock Unit Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

a. Number of Shares; Grants

Each Restricted Stock Unit Award Agreement will state the number of Shares subject to issuance thereunder.

With respect to a Restricted Stock Unit, no Shares will be issued at the time the grant is made (nor will any book entry be made in the records of the Company) and the Participant will have no right to or interest in any Shares as a result of the grant of a Restricted Stock Unit until all conditions attached to the grant are fulfilled and the Administrator delivers Shares to the Participant.

b. Restrictions and Conditions

The Restricted Stock Units granted pursuant to this Section 10 will be subject to the following restrictions and conditions:

(i) At the time of grant of a Restricted Stock Unit, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on continued service, performance or such other factors or criteria as the Administrator may determine in its sole discretion. The foregoing notwithstanding, no action pursuant to the preceding sentence may alter the time of issuance of Shares under the Restricted Stock Unit, if such alteration would cause the Award to be subject to penalty under Code section 409A.

(ii) A Restricted Stock Unit Award Agreement may condition the Award, or the removal of any restriction, upon the attainment of specified performance objectives established by the Administrator pursuant to Section 11 or such other factors, such as continued service with the Employer or the terms and conditions of vesting or forfeiture of the Award, as determined by the Administrator that are consistent with the Plan.

(iii) If required by the General Corporation Laws of the Company’s state of incorporation, recipients will pay at least par value for Shares issued pursuant to a Restricted Stock Unit in cash or, at the discretion of the Administrator, past services rendered.

c. Deferral Election

If a recipient of a Restricted Stock Unit is eligible for the Planar Systems, Inc. Deferred Compensation Plan, the recipient may elect to defer some or all of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Restricted Stock Unit is subject. This election will be made by giving notice to the Administrator or its delegate in a manner and within the time prescribed by the Deferred Compensation Plan and in compliance with the requirements of Code section 409A. Each Participant must indicate the number of Restricted Stock Units (expressed as a whole number) he or she elects to defer of any he or she may be entitled to receive. If no notice is given, the Participant will be deemed to have made no deferral election. Each deferral election filed with the Administrator or its delegate will become irrevocable on and after the prescribed deadline.

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11. PERFORMANCE OBJECTIVES

a. Authority to Establish

The Administrator will determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, will be established by the Administrator not later than the latest date permissible under Code section 162(m). Performance objectives are not satisfied until the Administrator certifies their satisfaction.

b. Criteria

The performance objectives to be used, if any, will be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); increases in FFO per share; or such other measures as may be determined by the Administrator. Awards may be based on performance against objectives for more than one Subsidiary, segment or division of the Company. For example, Awards to an Employee of the Company may be based on overall Company performance against objectives, but awards for an Employee employed by a Subsidiary may be based on a combination of corporate, segment, and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

c. Adjustments

The Administrator will specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Administrator, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

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12. RECAPITALIZATION

a. Changes in Capitalization

The number of Shares covered by this Plan as provided in Section 6; the number of Shares or Share Equivalents covered by or referenced in each outstanding Option, Stock Appreciation Right or Restricted Stock Unit; and the Exercise Price of each outstanding Option or Stock Appreciation Right will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares. The conversion of any convertible security of the Company will not be deemed to have been effected without receipt of consideration.

b. Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Award will terminate as of a date fixed by the Administrator and give each Participant the right to exercise their Award as to all or any part of the Shares subject to the Award, including Shares as to which the Award would not otherwise be exercisable.

c. Merger or Asset Sale

Except as otherwise provided in an Award Agreement, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity, each outstanding Award will be assumed or an equivalent Award substituted by such successor entity or a Parent or Subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that each Participant will have the right to exercise the Participant’s Award as to all or any part of the Shares subject to the Award, including Shares as to which the Award would not otherwise be exercisable. If the Administrator determines that an Award will be exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant that the Award will be so exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Award will terminate upon the expiration of such period. For the purposes of this paragraph, the Award will be considered assumed or substituted if, following the merger or sale of assets, the Award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may,

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with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent substantially equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets. The determination of such substantial equality of value of consideration will be made by the Administrator and its determination will be conclusive and binding.

13. SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS

a. Federal Securities Law

No Shares will be issued pursuant to the Plan unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

b. Employment Rights

Neither the Plan nor any Award granted under the Plan will be deemed to give any individual a right to remain employed by the Company or an Affiliate or to remain a Director. The Company and its Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

c. Shareholders’ Rights

A Participant will have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

14. BENEFICIARY DESIGNATION

Participants may designate on the prescribed form one or more Beneficiaries to whom distribution will be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant may change such designation at any time by filing a new form with the Administrator. If a Participant has not designated a Beneficiary or if no designated Beneficiary survives the Participant, distribution will be made to the residuary beneficiary under the terms of the Participant’s last will and testament or, in the absence of a last will and testament, to the Participant’s estate as Beneficiary.

15. AMENDMENT OF THE PLAN

a. Amendment and Termination

The Board may amend, suspend, discontinue or terminate the Plan at any time in such respects as the Board may deem advisable.

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b. Effect of Amendment or Termination

Any such amendment or termination of the Plan will not affect Awards already granted, and such Awards will remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator.

16. WITHHOLDING TAXES

a. General

To the extent required by applicable law, the Participant exercising or vesting in any Award granted under the Plan or the recipient of any payment or distribution under the Plan will make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations. The Company will not be required to make such payment or distribution until such obligations are satisfied.

b. Other Awards

The Administrator may permit a Participant who exercises Options, vests in Restricted Stock Awards or vests in Shares issued pursuant to a Restricted Stock Unit Award to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Options, Restricted Stock or Restricted Stock Unit Awards. Such Shares will be valued at the Fair Market Value on the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Company, if permitted by the Administrator, will be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

17. SUCCESSORS AND ASSIGNS

The Plan will be binding upon the Company, its successors and assigns, and any Parent of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company will require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

18. TRANSFERABILITY OF AWARDS

No Award issued under this Plan may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of, except by will or by the laws of descent and distribution or otherwise required by applicable law, unless otherwise provided in an Award Agreement. Any unauthorized transfer of an Award will be void. Any authorized transferee will be subject to all of the terms and conditions applicable to a Participant transferring an Award or Shares issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Award Agreement. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a

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third party who, in the event of the death of the Participant, will thereafter be entitled to exercise applicable rights under an Award Agreement as described in Section 14.

19. EXECUTION

To record the adoption of the Plan effective September 14, 2007, the Company has caused its authorized officer to execute the same.

PLANAR SYSTEMS, INC.

By:

Its:

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